KSB BANCORP, INC.
                 ANNUAL MEETING OF STOCKHOLDERS
                           MAY 7, 1997

     The undersigned hereby appoints the official proxy committee of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the KSB Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at the Inn on Winter's Hill, Kingfield, Maine at 5:30 p.m. (local time) on May 7, 1997. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                               VOTE
                                       FOR   WITHHELD
i. The election as directors of all   /  /      /  /
   nominees listed below (except as
   marked to the contrary below)

   Winfield F. Robinson
   G. Norton Luce

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                                       FOR    AGAINST    ABSTAIN
                                      /  /      /  /       /  /
ii.  The approval of an amendment to
     the Company's Certificate of
     Incorporation to increase the
     number of authorized shares of
     common stock of the Company.

iii. The ratification of the
     appointment of Berry, Dunn,
     McNeil & Parker as auditors for
     the fiscal year ending December
     31, 1997.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated April 4, 1997, and a 1996 Annual Report to
Stockholders.


Dated: -----------------, 1997

                         /  /  Check Box if You Plan
                               to Attend Annual Meeting



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PRINT NAME OF STOCKHOLDER          PRINT NAME OF STOCKHOLDER


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SIGNATURE OF STOCKHOLDER SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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   Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
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